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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-87882, 33-87776, 33-89382, 333-02340, 333-06303, 333-16963,
333-20853, 333-52603, 333-80861, 333-39462, 333-57670, 333-63550 and 333-97101,
and Form S-3 No. 333-63564) of Applix, Inc. of our report dated March 7, 2003, except for Note 20, as to which the date is March 17, 2003, and Note 2 as to which the date is May 12, 2003, with respect to the consolidated financial statements, as restated, and schedule of Applix, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2002.


                                                /s/ Ernst & Young LLP

Boston, Massachusetts
May 30, 2003